Pilgrim's Pride Corporation's
Acquisition of Gold Kist Inc.
Creating the World’s Leading Chicken Producer
December 12, 2006
Exhibit (a)(50)
The following presentation was posted on Pilgrim’s Pride
Corporation’s external website.

Cautionary Notes and Forward-Looking
Statements
– Statements contained in this presentation that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's
Pride Corporation and its management, including as to the expected benefits of the proposed transaction with Gold Kist, anticipated synergies and value creation, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward- looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; inability to complete the proposed acquisition or effectively integrate its business or realize the associated cost savings and operating synergies currently anticipated; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange
Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
– We have included certain information regarding our results of operations and components thereof that have been adjusted to exclude an accounting adjustment relating to our benefit plans. We have included this information as we believe that investors may be interested in our results excluding these items as this is how our management analyzes our results from continuing operations.
– “EBITDA” is defined as net income (loss) before interest, income taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting
Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.
– This presentation is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Gold Kist.
Any offers to purchase or solicitation of offers to sell Gold Kist shares will be made only pursuant to the tender offer statement (including the offer to purchase, the letter of transmittal and other offer documents) filed with the Securities and Exchange Commission (“SEC”) on September 29, 2006, as supplemented by the Supplement dated December 8, 2006. Gold Kist stockholders are advised to read these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety because they contain important information. Gold Kist stockholders may obtain copies of these documents for free at the SEC’s website at www.sec.gov or by calling Innisfree M&A Incorporated, the Information Agent for the offer, at 877-687-1874 (toll free from the U.S. and Canada)

Proposed Transaction
– Pilgrim’s Pride (NYSE:PPC) publicly announced on December 4, 2006 that it had entered into a definitive merger agreement to acquire Gold
Kist Inc. (NasdaqGS:GKIS) for $21 per share
• Represents a 62% premium to the August 18, 2006 closing price of
$12.93
• Initially approached Gold Kist in 2004 prior to its IPO
• Recent offer proposals began in February 2006
– We maintain our strong desire to close this transaction with Gold Kist to create the world’s largest chicken company
• Powerful strategic and financial rationale
– Anticipated close: early CY2007

Attractive Proposal…
– Value creation expected for all shareholders
Offer Summary
(amounts in millions except per share amounts)
Price Per Share (8/18/06) $12.93
Offer Price Per Share $21.00
Fully-Diluted Share Count
(1)(2)
51.4
Purchase Price of Gold Kist equity $1,079
Assumed Gold Kist Debt
(3)
$144
Cash on Gold Kist Balance Sheet
(3)(4)
93
Total Enterprise Value of Offer
(5)
$1,130
Offer Price as a Percent of Gold Kist’s:
Close Price (8/18/06) 162%
Prior 90-Day Average (8/18/06) 154%
52-Week High (8/18/06) 100%
(1)  Reflects repurchase of shares from option proceeds.
(2)  As of 12/2/06.
(3)  As of 9/30/06.
(4)  Includes $15.9 million in Investments.
(5)  Does not include fees and deal-related expenses.

…Relative to Historical Multiples
Gold Kist Enterprise Value/EBITDA Multiples
$21.00 Offer as
Multiples of EBITDA
Assuming Normalized
Operating Margins
(5)
Historical Trailing EBITDA Multiples
(1)(2)
– Our proposal represents full value for Gold Kist
(1)  Historical trailing multiples calculated as follows:  The numerator is the enterprise value derived from the prior quarter’s balance sheet and the final close price at the end of the current quarter.  The denominator is the LTM EBITDA as of the prior quarter.
(2)  Data per Capital IQ.
(3)  Please see Appendix A for calculation.
(4)  Per Gold Kist’s public filings.
(5)  Please see Appendix B for calculation.
$21.00 Offer as a
Multiple of LTM
Adjusted EBITDA
(3)
(4)
(3)
2.8x
3.3x
4.3x 4.3x
3.0x
2.7x
4.8x
9.8x
34.1x
7.2x
6.3x
5.7x
12/31/04 3/31/05 6/30/05 9/30/05 12/31/05 3/31/06 6/30/06 Multiple as
of 8/18/06
based on
LTM
Adjusted
EBITDA
(1%) LTM
Operating
Margin
5% 6% 7%

U.S. Chicken Industry Leaders Market Share by Production
(1)
Source: WATT Poultry USA, January 2006.
(1)  Ready-To-Cook million pounds per week.
(2)  As used in this presentation, PF = Pro Forma.
Creates the Number One Chicken
Company in North America
(2)
2.5%
4.0%
4.3%
4.3%
7.3%
8.8%
16.0%
21.4%
PF 24.8%
Foster Farms
Mountaire Farms
Wayne Farms
Sanderson Farms
Perdue Farms
Gold Kist
Pilgrim's Pride
Tyson Foods
Pilgrim's Pride & Gold Kist

$1,048
$2,127
$5,236
$5,746
$9,519
$11,183
$25,559
PF $7,363
Sanderson
Farms
Gold Kist
Pilgrim's Pride
Hormel Foods
Pilgrim's Pride &
Gold Kist
Swift & Co.
Smithfield
Foods
Tyson Foods
– Combined company would be the #4 U.S. protein company by revenue
– Largest pure-play dedicated to chicken
LTM Revenues
($ in millions)
Note:  LTM results through the most recent twelve-month reporting period for each public entity.
(1) Does not include pro forma results from pending acquisition of Premium Standard Farms.
Formidable Protein Industry Player
Chicken Pork Beef
(1)
Sanderson
Farms
Gold Kist
Pilgrim's Pride
Hormel Foods
Pilgrim's Pride &
Gold Kist
Swift & Co.
Smithfield
Foods
Tyson Foods

Powerful Combination
– Delivers compelling economics to shareholders of both companies
• Balanced portfolio of fresh chicken and value-added products
• Further economies of scale
• Estimated synergies of $50 million
– Production
– Purchasing
– Distribution
– Logistics
– Selling, General & Administrative
– No anticipated plant closings or production headcount
reductions
– Better serve existing customers and expand customer base
– Consolidation of a still fragmented industry

Capitalize on significant scale with leading industry
position and brand recognition
Capitalize on attractive U.S. prepared foods market
Enhance U.S. fresh chicken profitability through value-
added, branded products
Improve operating efficiencies and increase capacity on
a cost-effective basis
Continue to seek strategic acquisitions
Capitalize on export opportunities
Consistent With Pilgrim’s Pride Long-
Standing Business Strategy

Pilgrim’s Pride Stock Since Deal
Announcement
$23.00
$24.00
$25.00
$26.00
$27.00
$28.00
$29.00
$30.00
12/1/06 12/4/06 12/5/06 12/6/06 12/7/06 12/8/06 12/11/0 12/11/06
close
Friday, December 1, 2006
Close: $25.38
Change: -0.14 (-0.5%)
Monday, December 4, 2006
Close: $27.90
Change:       2.52 (9.9%)
Tuesday, December 5, 2006
Close: $28.75
Change:       0.85 (3.0%)
December 4, 2006
Announcement of
merger agreement
between Pilgrim’s Pride
and Gold Kist prior to
market open
– Pilgrim’s Pride’s stock price has risen 15% since announcement
Wednesday, December 6, 2006
Close: $29.44
Change:       0.69 (2.4%)
Thursday, December 7, 2006
Close: $28.79
Change: -0.65 (-2.2%)
Friday, December 8, 2006
Close: $28.98
Change:       0.19 (0.7%)
Monday, December 11, 2006
Close: $29.09
Change:       0.11 (0.4%)

Expanded Geographic Footprint…
– Gold Kist acquisition expands Southeast presence
Pilgrim's Pride’s Chicken Processing
Pilgrim's Pride's Turkey Processing
Pilgrim's Pride's Prepared Foods
Pilgrim's Pride's Distribution Centers
Gold Kist Chicken Processing
Gold Kist Distribution Centers
Gold Kist Prepared Food Plant

…With More Diversified End Markets
64%
20%
16%
Pilgrim’s Pride
Gold Kist Combined
38%
19%
43%
57%
20%
24%
Foodservice
Retail
Export/Other
FY 2005 Net Sales: $5.7 BN
FY 2005 Net Sales: $2.3 BN FY 2005 Net Sales: $8.0 BN
– Enhances retail prepared foods opportunities
Source: WATT Poultry USA, January 2006.

Per Capita Consumption
(In Pounds)

1966-1975
1976-1985
1986-1989
1990
1991
1992
1993
1994
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006E
2007E
2008E

Pounds (millions)

Eggs (millions)

400
500
600
700
800
900
1000
J F M A M J J A S O N D
2003 2004 2005 2006
Positive Supply and Demand Dynamics …
Cold Storage Inventories
Egg Sets
U.S. Chicken Consumption
Source:  November 2006 National Chicken Council.
Convenient products
Health benefits
Economic advantage
Chicken
+45.5%
+2.2%
Beef
(1.5%)
(0.1%)
CAGR
Pork
1.6%
+0.1%
Turkey
(4.6)%
(0.3%)
Chicken Turkey Pork Beef
Source:  USDA, Informa Economics.
Source: National Agricultural Statistics Service, USDA - Broiler hatchery weekly publication as of 12/7/06.
0
5
10
15
20
25
% of U.S. Chicken Exported
Source: October 2006  National Chicken Council.
15.2% - 16.0%
Markets are recovering from H5N1 Avian Influenza
disruptions
Cold storage inventories have been worked down
Industry Exports
190
195
200
205
210
215
220
1/7/06 3/11/06 5/13/06 7/15/06 9/16/06 11/18/06
0
10
20
30
40
50
60
70
80
90
1990 1994 1998 2002 2006P

Source:  UrnerBarry Publications, Inc.
(1)  Month to date through December 8, 2006.
…Leading to Stabilized Pricing Outlook
Average Prices Over Periods Represented
Fiscal Years
FY 2006
(1)
FY 2007
$0.00
$0.20
$0.40
$0.60
$0.80
$1.00
$1.20
$1.40
$1.60
$1.80
$2.00
'93 '94 '95 '96 '97 '98 '99 '00 '01 '02 '03 '04 '05 '06 N D J F M A M J J A S O N D
GA Dock Leg Quarters Boneless Skinless Breast

Combined Company
($ in millions)
FYE
9/30/06
Net Sales
Pilgrim's Pride $5,236
Gold Kist 2,127
Combined Net Sales $7,363
EBITDA
(1)
Pilgrim's Pride - Adjusted EBITDA $143
Gold Kist - Adjusted EBITDA 33
Combined Adjusted EBITDA $176
Capital Expenditures
(2)
Pilgrim's Pride $144
Gold Kist 90
Combined Capital Expenditures $234
(1)  See Appendix A for reconciliation.
(2)  CapEx data per FY2006 Q4 earnings release conference calls for Pilgrim's Pride and Gold Kist.

339 91 430 Term Loans
450 – 450 Bridge Loan
$2,025
$125
795
$225
–
$ –
Facility
Amount
$125 $ – Receivables purchase agreement
795 – Revolving/term facility
$1,836 $166 Total Available From Debt Facilities
$127 $75 Revolving credit facilities
Debt Facilities:
137 – Investments in available for sale securities
$156 $ – Cash and cash equivalents
Net
Available
Amount
Outstanding Source of Liquidity
As of September 30, 2006
($ in millions)
Liquidity and Financial Capacity
(1)
(2)
(2)
(3)
(1) At September 30, 2006, the Company had $23.4 million in letters of credit outstanding relating to normal business transactions.
(2) The amount available at September 30, 2006 under these facilities was $535.3 million. If the transaction is successful, the amount of borrowings available will increase by up to $486 million and, with the pledging of additional identified collateral to secure this facility; the full amount of the commitment under this facility will be available.  The amounts reflected above contemplate that both of these events will occur.
(3) Reflects a bridge loan agreement obtained by the Company from certain investment banks, pursuant to which, subject to specified conditions, the investment banks have agreed to make available to the Company a $450 million senior unsecured bridge loan for the purchase of shares of common stock of Gold Kist.

Appendix

Appendix A: EBITDA Reconciliation
($ in millions)
As of 8/18/06 Present
LTM LTM
6/30/06 9/30/06
Adjusted EBITDA Reconciliation
Net Income
Pilgrim's Pride $48 ($34)
Gold Kist $4 ($18)
Combined Net Income $52 ($52)
Adjustments:
Pilgrim's Pride  - Add:
Income Tax Expense $13 ($2)
Net Interest Expense 40 41
Depreciation & Amortization (1) 138 133
Pilgrim's Pride - Adjustments:
Accounting Adjustment - Benefit Plans $0 6
Gold Kist  - Add:
Income Tax Expense (Benefit) ($3) ($15)
Net Interest Expense 11 10
Depreciation & Amortization
(1)
50 51
Gold Kist - Adjustments:
Benefit Plan and Pension Settlement Loss 1 -
Loss on Investment 3 -
Debt Prepayment Penalties 6 -
Antitrust Settlement (Benefit) - (1)
Unsolicited Offer Expenses - 6
Adjusted EBITDA
Pilgrim's Pride $239 $143
Gold Kist 72 33
Combined Adjusted EBITDA $311 $176
(1)  Excludes amortization of capitalized finance costs and includes amortization of share-based compensation.

Appendix B: Implied Normalized Gold Kist
Operating Margins
Implied Normalized Financial Information – Gold Kist
($ in millions)
Fiscal Year Ending September 30,
FY2006 Sales $2,127 $2,127 $2,127
Assumed Normalized EBIT Margin 5% 6% 7%
Implied Normalized EBIT $106 $128 $149
Plus: Depreciation & Amortization
(1)
51 51 51
Implied Normalized EBITDA $157 $178 $200
Actual FY2006 Adjusted EBITDA $33 $33 $33
Enterprise Value at $21 per share $1,130 $1,130 $1,130
EV/Sales 0.53x 0.53x 0.53x
EV/Normalized EBITDA 7.2x 6.3x 5.7x
(1)  Depreciation assumed to be equivalent to LTM as of 9/30/06.